Exhibit 99
For More Information
Investor Contacts:

Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-7722
suzanne@blueshirtgroup.com

Iain MacKenzie
CEO, President & Director
SMART Modular Technologies
510-624-1832
iain.mackenzie@smartm.com

SMART Modular Technologies Revises Earnings Guidance
for Third Quarter Fiscal 2008

FREMONT, CA – May 20, 2008 – SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules, solid state drives, embedded computing subsystems, and TFT-LCD display products, today revised its earnings guidance for the third quarter of fiscal 2008 that ends May 30th.

SMART anticipates that it will generate net sales of approximately $150 to $155 million, compared to $160 million in the second quarter of fiscal 2008.  It expects to achieve gross profit of approximately $26 to $28 million, compared to $32.4 million in the second quarter of fiscal 2008.  GAAP net income is expected to be approximately ($0.04) to ($0.02) per share for the third quarter of fiscal 2008, compared to $0.17 per diluted share in the second quarter of fiscal 2008.

Non-GAAP net income is expected to be approximately $0.05 to $0.07 per diluted share for the third quarter of fiscal 2008, compared to $0.17 per diluted share in the second quarter of fiscal 2008, and excludes approximately $0.09 per diluted share related to the in-process research and development (“IP R&D”) write-off associated with the acquisition of Adtron.   The Company believes this write-off is not indicative of its core operating performance and consequently excluded the potential effect of the IP R&D write-off from its previously announced third quarter fiscal 2008 guidance.  Please refer to the "Non-GAAP Information" below for further detail.

SMART expects to end the third quarter of fiscal 2008 with approximately $100 to $105 million in cash and cash equivalents.

“While recent reports of improved DRAM pricing should bode well for a return to growth in future quarters, SMART’s business during the third quarter of fiscal 2008 has been  negatively impacted by three primary factors:

1)
 the extended difficult pricing environment over the course of the past several quarters and the resulting market share loss to certain semiconductor companies that offer memory modules, in addition to DRAM, and compete against SMART,

2)
the slower than expected ramp of high density memory modules because SMART encountered delays in qualifying various module configurations at its customers that stemmed from a product introduction set-back by one of its suppliers, and

3)	a higher than expected overall effective tax rate, due to a business shortfall in a certain region with a lower tax rate.

Despite these challenges, we see signs of a return to growth as DRAM pricing has started to improve, new product initiatives gain customer traction, and end demand remains steady,” said Iain MacKenzie, CEO and president, SMART Modular Technologies.

These anticipated financial results are preliminary and may be impacted by results for the balance of the fiscal quarter and will be subject to the Company’s customary quarterly closing and review procedures.  No conference call will be held in conjunction with this revised guidance.  SMART will report its full third quarter fiscal 2008 financial results and future outlook, and hold its regularly scheduled conference call to discuss its results after the close of market on Thursday, June 19, 2008 at 1:30 p.m. PDT.

Forward-Looking Statements

Statements contained in this press release, including the quotations attributed to Mr. MacKenzie, that are not statements of historical fact, including any statements that use the words "will," "believes," "anticipates," "estimates," "expects," "intends" or similar words that describe the company's or its management's future expectations, plans, objectives, or goals, are "forward-looking statements" and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include projections regarding the company's financial performance, component pricing, new product introductions, and industry demand for products.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the post-closing integration of the businesses and product lines of SMART and Adtron, production or manufacturing difficulties, competitive factors, new products and technological changes, fluctuations in product prices and raw material costs, dependence upon third-party vendors, customer demand, changes in industry standards or release plans, overall effective tax rate, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission. Such risk factors as outlined in these reports may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The company operates in a continually changing business environment and new factors emerge from time to time. The company cannot predict such factors, nor can it assess the impact, if any, from such factors on the company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release, including non-GAAP net income per diluted share. Non-GAAP financial results do not include acquisition-related in-process research and development charges and other infrequent or unusual items. These non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges, our non-GAAP results provide information to management and investors that is useful in assessing SMART's core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods. The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below.

(Unaudited)
(In thousands)

	Three Months Ended May 30, 2008	Three Months Ended June 1, 2007	Nine Months Ended May 30, 2008	Nine Months Ended June 1, 2007
Net (loss) income	$(2,223)	$14,183	$20,218	$42,706
Add:
One-time charge to In-process R&D related to Adtron acquisition, (no tax effect)	5,500	—	5,500	—
Non-GAAP net income	$3,277	$14,183	$25,718	$42,706

Non-GAAP diluted net income per ordinary share	$0.05	$0.22	$0.40	$0.67
Shares used in computing diluted net income per ordinary share	64,000	63,894	63,900	63,725

About SMART

SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, industrial, networking, gaming, telecommunications, and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. Through its subsidiary, Adtron Corporation, SMART offers high performance, high capacity solid state drives for enterprise, defense/aerospace, industrial automation, medical, and transportation markets.  Its Embedded Products Division develops embedded computing subsystems, backed by design and manufacturing, for markets supporting test equipment, 3G infrastructure, and network processing applications. SMART's Display Products Group designs, manufactures, and sells thin film transistors (TFT) liquid crystal display (LCD) solutions to customers developing casino gaming systems as well as embedded applications such as kiosk, ATM, point-of-service, and industrial control systems. SMART's presence in the U.S., Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.